UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2015

TEAM, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 28, 2015, Mr. Sidney B. Williams, a member of the Board of Directors (the “Board”) of Team, Inc. (the “Company”) notified the Company that he will retire from the Board effective as of the date of the Company’s 2016 Annual Meeting of Stockholders.

(d) On December 28, 2015, the Board of the Company appointed Ms. Sylvia J. Kerrigan to the Board. Ms. Kerrigan will serve as a Class III director until her term expires at the 2016 annual meeting of shareholders, at which time she will stand for election by the Company’s shareholders. Pursuant to the Board's standard compensation policy for non-employee directors, Ms. Kerrigan will receive a $45,000 annual cash retainer payable quarterly in arrears and will be eligible for an annual stock award of $75,000 folloiwng the annual meeting of shareholders.

Ms. Kerrigan, 50, is currently the Executive Vice President, General Counsel and Secretary of Marathon Oil Corporation (NYSE: MRO). No family relationships exist between Ms. Kerrigan and any of the Company's other directors or executive officers. There are no arrangements between Ms. Kerrigan and any other person pursuant to which Ms. Kerrigan was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Ms. Kerrigan has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued December 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary

Dated: December 28, 2015